UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021

Radian Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 350

Wayne, Pennsylvania 19087

(Address of Principal Executive Offices, and Zip Code)

(800) 523-1988

(Registrant’s Telephone Number, Including Area Code)

1500 Market Street,

Philadelphia, Pennsylvania 19102

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

On November 30, 2021, the Compensation and Human Capital Management Committee (the “Committee”) of the Board of Directors (“Board”) of Radian Group Inc. (the “Company”) approved the Radian Group Inc. Short-Term Incentive Plan for Employees (the “Plan”), which is an amendment and restatement of the Radian Group Inc. STI/MTI Incentive Plan for Executive Employees (“Executive Plan”). The Plan is effective for years beginning on and after January 1, 2022. The primary purpose of the amendment and restatement is to combine the Company’s two separate short-term incentive plans for Officers (defined below) and non-Officers, respectively, and to eliminate certain provisions in the Executive Plan that provided the Committee with flexibility to include two-year, medium-term-incentive awards as part of the Officer’s cash incentive programs. The Committee discontinued the use of medium-term-incentive awards in 2017.

The Plan is designed to provide the Company’s eligible employees, including the Company’s officers, as defined in the rules promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (“Officers”), with the opportunity to receive annual cash incentive awards, based on achievement of corporate and individual performance goals which are established by the Compensation Committee based on the criteria set forth in the Plan.

At the beginning of each performance period, the Committee will establish applicable performance goals and the target incentive awards for each Officer. Following the end of each performance period, the Committee will determine the amount of the awards to be paid to Officers, based on the Company’s achievement of the applicable performance goals and each Officer’s individual performance. Awards may range from zero to 200% of each Officer’s target incentive award.

Generally, an Officer must remain employed through the award payment date in order to be eligible for an award. An Officer whose employment has been terminated by the Company without cause, or who terminates employment on account of good reason or retirement, in each case following the end of the performance period but before the award payment date, will be eligible for an award based on attainment of the applicable performance goals and the Officer’s individual performance. If an Officer’s employment terminates on account of death or the Officer incurs a disability before the award payment date, the Officer will be eligible for an award based on attainment of the applicable performance goals and the Officer’s individual performance, pro-rated based on the number of days that the Officer was employed by the Company during the performance period. Payment following termination of employment is subject to the Officer’s execution and non-revocation of a release of claims against the Company and all related parties (other than in the event of death).

The Committee may amend or terminate the Plan at any time. All awards are subject to the Company’s clawback or recoupment policies and other policies that may be implemented by the Board from time to time.

The foregoing summary is not a complete description of the Plan and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

*10.1	Radian Group Inc. Short-Term Incentive Plan for employees

*	Management contract, compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: December 3, 2021

By: /s/ Edward J. Hoffman
Edward J. Hoffman